                -----------------------------------------------






                                SERACARE, INC.



                             Issuance and Sale of
                      Shares of Series C Preferred Stock


                                      to






                              December 28, 1998

                -----------------------------------------------

     The Following documents were delivered in connection with the issuance and sale by SeraCare, Inc., a Delaware corporation (the "COMPANY") of _____ shares of its Series C Preferred Stock on December 28, 1998, _____________________ _____________ (the "PURCHASER"):




1. Preferred Stock Purchase Agreement by and between the Company and the Purchaser, dated as of December 28,1998

2.   Certificate of Designations of Series C Preferred Stock

                       PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (this "AGREEMENT"), dated as of December 28, 1998, is made and entered into by and between SeraCare, Inc., a Delaware corporation (the "COMPANY"), and ___________________________ (the "PURCHASER").

                              B A C K G R 0 U N D

          A.   The Company desires to issue and sell to Purchaser       shares
of the Company's Series C Convertible Preferred Stock, $.001 par value per share (the "SERIES C PREFERRED Stock"), to be sold at a price of $100.00 per share (the "PER Share PURCHASE PRICE"), in accordance with and subject to the terms and conditions set forth in this Agreement and having the rights, preferences and powers set forth in the Certificate of Designations, attached hereto as Exhibit A (the "CERTIFICATE OF Designations").

          B. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, Purchaser desires to purchase the Series C Preferred Stock at an aggregate purchase price of ________.

                               A G R E E M E N T

          In consideration of the above premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  PURCHASE AND SALE OF SERIES C PREFERRED STOCK.

          1.1 THE SERIES C PREFERRED STOCK. Upon the terms and conditions contained herein, the Company agrees to sell and issue to Purchaser, and Purchaser agrees to purchase (the "PURCHASE") from the Company, at a purchase price of $100.00 per share, ______ shares of Series C Preferred Stock (the "SHARES"), at a closing to be held as soon as practicable (the "CLOSING"), on such date as the Company and the Purchaser may agree (the "CLOSING DATE") and shall be held at the offices of the Company or such other place as the Company and Purchaser may agree to.

          1.2 PAYMENT AND DELIVERY. At the Closing, the Company shall deliver to Purchaser a stock certificate registered in such name or names as Purchaser may designate representing the Shares against delivery to the Company by Purchaser of the purchase price in the sum of ___________ (which represents the product of the $100.00 price per share and the number of Shares, the "AGGREGATE PURCHASE PRICE"), and the Aggregate Purchase Price will be paid by wire transfer or by cashier's check payable to the order of the Company.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Purchaser that:

          2.1 CORPORATE POWER. QUALIFICATION AND STANDING. The Company and the subsidiaries listed on Schedule 2.1 hereto (the "SUBSIDIARIES") are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each of them is qualified to transact business and is in good standing in each jurisdiction in which its ownership of property or conduct of activities requires such qualification, except where the failure to so qualify would not materially adversely affect the operations of the Company and its Subsidiaries, taken as a whole. The Company has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

          2.2 SEC REPORTS; FINANCIAL STATEMENTS. The Common Stock of the Company is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934 (the "1934 ACT"). The Company has delivered to Purchaser its Annual Report to stockholders and its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q filed with the SEC since the filing of the most recent Form 10-K (collectively, the "SEC REPORTS"). The SEC Reports did not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of the Company included in the SEC Reports (the "FINANCIAL Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. The Company has timely filed with the SEC all reports required to be filed by the Company under the 1934 Act since February 28, 1997.

          2.3 AUTHORIZATION; NO CONFLICT. The Company's execution and delivery of this Agreement and issuance and sale of the Shares have been duly authorized by all necessary corporate action, and the Shares, when issued and paid for on the Closing Date, will be validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Shares is duly authorized and has been reserved for issuance and, upon conversion in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock. The execution, delivery and performance by the Company of its obligations under this Agreement do not and will not conflict with or violate (i) the Restated Certificate of Incorporation of the Company, dated February 6, 1996, as amended by the Certificate of Designations (the "RESTATED CERTIFICATE OF INCORPORATION") or Bylaws of the Company, (ii) in any material respect any indenture, loan agreement, lease, mortgage or other material agreement binding on the Company, (iii) any order of a court or administrative agency binding on the Company, (iv) any applicable law or governmental regulation; and such performance does not and will not require the permission or approval of any governmental agency, and will not result in the imposition or creation of any lien or charge against any assets of the Company.

          2.4 BINDING EFFECT. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor's rights generally and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). Prior to the Closing Date, the Certificate of

Designations which authorizes the Series C Preferred Stock will have been filed with the Secretary of State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

          2.5 NO DEFAULTS OR VIOLATIONS. The Company is not, and immediately after the Closing will not be, in default under or in violation of (a) its Restated Certificate of Incorporation or Bylaws, as amended, (b) any indenture, mortgage, loan agreement, or other material agreement to which it is a party and which has been filed by the Company with the SEC (the "MATERIAL AGREEMENTS"),
(c) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (d) any license, permit, certification or approval or requirement of any governmental authority or other, in each case, in any way that could reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company, or the Company's ability to perform its obligations under this Agreement.

          2.6 NO MATERIAL ADVERSE CHANGE. Since February 28, 1998, there have been no material adverse changes in the business or condition (financial or otherwise) of the Company that are not reflected in the SEC Reports and the Financial Statements.

          2.7 NO CONFLICTING REGISTRATION RIGHTS. There are currently no agreements which preclude the Purchaser from participating in any open registrations or registered offerings of the Company's securities as permitted by the terms of Section 9.

          2.8 MATERIAL LIABILITIES. Except for liabilities disclosed in the Financial Statements or the SEC Reports, the Company and its Subsidiaries have no material liabilities or obligations, absolute or contingent, other than liabilities arising in the ordinary course of business, subsequent to the date of the most recent audited Financial Statements or SEC Reports.

          2.9 PROPERTIES. The Company and its Subsidiaries (i) have good title to the properties and assets reflected in the Financial Statements as owned by them, (ii) have valid leasehold interests in the properties leased by them, and (iii) own or have the right to use under valid license agreements all trademarks, trade names, copyrights, patents and other intellectual property rights material to its business and regularly utilized by them, subject in each case to no material liens, security interests or adverse claims, except as disclosed in the Financial Statements or the SEC Reports.

          2.10 LITIGATION. There are no material legal actions, arbitrations, or administrative proceedings pending against the Company, except for the matters disclosed in the SEC Reports and no actions or proceedings are pending or, to the Company s best knowledge, threatened, which question the validity of this Agreement or the Shares.

          2.11 TAX MATTERS. The Company has filed or is in the process of filing all tax returns required to be filed by it and has paid its taxes and has made adequate accruals for tax liabilities on the Financial Statements in accordance with generally accepted accounting principles.

          2.12 BROKERS. Other than its letter agreement with First Equity Capital Securities, Inc. The Company has not entered into any agreements requiring the Company or Purchaser to pay any broker's, finder's or similar fee or commission in connection with the transaction contemplated hereby. As set forth in such letter agreement, First Equity Capital Securities, Inc. compensation includes a cash payment in an amount equal to 6% of the purchase price for the Shares and nominally priced warrants to purchase common stock of SeraCare, Inc. equal to 5% of the number of shares of Common Stock into which the Shares are convertible.

          2.13 CAPITALIZATION. As of the date hereof, excluding the Shares to be issued in connection with this Agreement, there are: 7,568,418 shares of the Company's Common Stock; 1,000 shares of Series A Redeemable Preferred Stock; and 15,000 shares of Series B Redeemable Preferred Stock respectively, which are issued and outstanding. The Company has no present intention to redeem any shares of outstanding Common Stock and no holders of any shares of the Company's issued and outstanding Common Stock have been granted any redemption rights with respect thereto.

          2.14 REQUIRED APPROVALS. Plasma collection centers located in Toledo, Ohio and Pasco, Washington are operating under Reference Numbers pending licensing by the FDA. Centers located in Port Arthur, Texas and Savannah, Georgia are operating under FDA licenses transferred from other locations, but have not yet obtained QPP certification from the American Blood Resources Association. Except as set forth herein, the Company has obtained all permits, approvals and certificates necessary to operate its business as presently conducted at each of its locations.

          2.15 NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

          2.16 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the "1933 ACT").

Section 3. INVESTMENT REPRESENTATIONS. Purchaser acknowledges that the Shares are not being registered under the 1933 Act, based, in part, on reliance that the issuance of the Shares is exempt from registration under
Section 4(2) of the 1933 Act as not involving any public offering. Purchaser further acknowledges that the Company's reliance on such exemption is predicated, in part, on the representations set forth below made by Purchaser to the Company.

               (a) Purchaser is an "accredited investor" as such term is defined under Rule 501(a) of the 1933 Act. Purchaser is acquiring the Shares solely for Purchaser's own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Shares within the meaning of the 1933 Act;

               (b) In evaluating the merits and risks of an investment in the Shares, Purchaser has relied upon the advice of Purchaser's legal counsel, tax advisors, and/or investment advisors;

               (c) Purchaser is experienced in evaluating and investing in companies such as the Company. The Company has afforded Purchaser or Purchaser's advisors the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of and secure such information from the Company and its officers and directors as it deems necessary to evaluate the merits of entering into this Agreement. Purchaser also acknowledges that the Company has notified Purchaser that the Company is contemplating (i) one or more acquisitions of companies in the same or related industries as the Company, (ii) a possible financial restructuring including both the revolving line of credit and the $16,000,000 subordinated debentures and (iii) a possible private placement and/or public offering of the Company's Common Stock at some point in the future, however there can be no assurance that any acquisition, the financial restructuring, or the private placement and/or public offering will ever be completed;

               (d) Purchaser is aware that an investment in securities of a thinly-traded corporation such as the Company may be non-marketable and may require Purchaser's capital to be invested for an indefinite period of time, possibly without return. Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the Aggregate Purchase Price;

               (e) Purchaser understands that the Shares being purchased hereunder are characterized as "restricted securities" under the federal securities laws since the Shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Purchaser represents that Purchaser is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act; and

               (f) At no time was Purchaser presented with or solicited by any public or promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising relating to the purchase hereunder.

Section 4.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

          The obligation of the Purchaser to purchase the Shares is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects on the Closing Date;

               (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects;

               (c) FILING OF CERTIFICATE OF DESIGNATIONS. The Purchaser shall have received evidence from the Secretary of State of Delaware that the Certificate of Designations was accepted for filing;

               (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

               (e) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in form and substance to the Purchaser and its counsel.

Section 5. LIMITATIONS ON DISPOSITION. Purchaser agrees not to transfer the Shares except in accordance with the express terms of this Section 5 and unless the proposed transferee agrees with the Company in writing to be bound by Sections 5.1 and 5.2 of this Agreement. Any attempted transfer in violation of this Section 5 shall be void and of no effect.

          5.1 COMPLIANCE WITH SECURITIES LAWS. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares, except in compliance with applicable federal and state securities laws and unless and until:

          (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

          (b) such disposition is made in accordance with Rule 144 under the 1933 Act; or

          (c) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel acceptable to Company counsel, that such disposition will not require registration under the 1933 Act and will be in compliance with applicable state securities laws.

     5.2 LOCK-UP AGREEMENT. Subject to the rights contained in Section 9 hereof and provided prior notice has been given to Purchaser by the Company, Purchaser hereby agrees not to, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, transfer, pledge, or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale, transfer, pledge or disposition) (collectively, a "TRANSFER") of fifty percent (50%) of the shares of Common Stock issuable upon conversion of the Shares for a period commencing as of 14 days prior to and ending 90 days after the effective date of a registration statement covering any underwritten public offering of the Company's securities or such earlier date as the underwriters may require. Purchaser agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the Transfer of the

Company's securities beneficially owned by Purchaser during such period.

If Purchaser holds any shares that were not issued in this transaction then this paragraph 5.2 shall not apply to such shares.

Section 6. STOCK CERTIFICATE LEGEND. Purchaser understands and acknowledges that the certificate evidencing the Shares purchased by Purchaser hereunder (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear, in addition to any other legends which may be required by this Agreement or applicable state securities laws, the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER The 1933 ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER The 1933 ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), REGISTRATION UNDER The 1933 Act IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE 1933 ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

          Upon request of a holder of Shares the Company shall remove the foregoing legend or issue to such holder a new certificate therefor free of any such legend, if the Company shall have received either an opinion of counsel or a "No-action" letter of the SEC, in either case reasonably satisfactory in substance to the Company and its counsel, to the effect that such legend is no longer required.

Section 7.  COVENANTS

     The Company covenants and agrees as follows.

               (a) To file and keep available adequate current public information as is required to be filed and kept available for holders of restricted securities to be able to sell such securities pursuant to Rule 144 under the 1933 Act and any successor regulation;

               (b) To file with the SEC in a timely manner all reports and other documents required to be filed under the 1934 Act and to cause its shares of preferred stock to continue to be traded on the OTC Bulletin Board, NASDAQ or on a national securities exchange; and

               (c) To notify the SEC and NASDAQ, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance and sale of the Shares and Common Stock issuable upon conversion thereof to the Purchaser or subsequent holder.

Section 8.  MISCELLANEOUS.

          8.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

          8.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

          8.3 JURISDICTION. All parties hereto irrevocably submit to the non-exclusive jurisdiction of any New York or Federal court sitting in the state of New York over any suit, action or proceeding brought by any Purchaser arising out of or relatinq to this Agreement or the Shares.

          8.4 CONSENT TO SERVICE. The Company consents to service of process in any suit, action or proceeding of the nature referred to in Section 8.3 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section
8.7 herein. Such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

          8.5 ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          8.6 SUBSCRIPTION. Purchaser acknowledges and agrees that if for any reason the Purchase does not close or if Purchaser's subscription is rejected for any reason, Purchaser shall have no claims against the Company, its directors and officers, stockholders, agents and affiliates and shall have no interest in the Company or in any property or assets of the Company other than for legal fees and expenses of its counsel and the return of the Aggregate Purchase Price, or any portion thereof, which has been previously delivered to the Company.

          8.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when actually delivered by hand, messenger, facsimile or courier service or, if mailed, four days after deposit in the U.S. mail, addressed (a) if to the Purchaser, as indicated below the Purchaser's signature, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at the address of such holder as shown on the records of the Company, or (c) if to the Company, at its address set forth below or at such other address as the Company shall have furnished to the Purchaser and each such other holder in writing.

          8.8 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including any holder of Shares), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this

Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          8.9 SEVERABILITY. In any case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.10 FURTHER ASSURANCES. The Company agrees to take such actions and execute such other documents which the Purchaser may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.


Section 9.  PIGGY-BACK AND OTHER REGISTRATION RIGHTS.

           9.1 PIGGY-BACK REGISTRATION NOTICE. If, at any time, the Company proposes to register any of its securities under the 1933 Act (including for this purpose a registration effected by the Company for other stockholders ) then in connection with such public offering (other than a registration form relating to: (i) a registration of securities proposed to be issued in exchange for securities or assets or in connection with a merger or consolidation or (ii)pursuant to a registration under forms S-8 or S-4 or successor forms thereto), then the Company shall, each such time, promptly give the Purchaser and each other holder of registration rights (the Purchaser and such holders individually being referred to herein as a "HOLDER") written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of any Holder given within 30 days after receipt of such written notice from the Company, the Company shall, subject to the provisions of Section 9.2 (in the case of an underwritten offering), cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered. The terms "register," "registered," and "registration" refer to a registration under the 1933 Act effected by preparing and filing a registration statement (the "REGISTRATION STATEMENT") or similar document in compliance with the 1933 Act or an amendment thereto, and the declaration or ordering by the SEC of effectiveness of such registration statement, document or amendment thereto. "Registerable Securities" shall mean (i) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock owned by Holders, (ii) the shares of Common Stock issuable upon the conversion of any Series C Preferred Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock, and (iii) any other securities of the Company with respect to which any Holder has been granted registration rights, excluding in all cases, however, any such securities which may be freely sold without registration under the 1933 Act or without regard to any restrictions set forth in Rule 144 under the 1933 Act.

          9.2 UNDERWRITING REQUIREMENTS. The right of any Holder to "piggyback" in an underwritten public offering of the Company's securities pursuant to Section 9.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company, which form will include customary indemnification obligations of the Holders. Notwithstanding any other provision of Section 9.1 and this
Section 9.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting. Any reduction in the number of Registrable Securities included in such registration shall be borne first by any officers or directors of the Company, and if a limitation of the number of shares is still required, shares held by the remaining Holders shall be excluded on a ratable basis. The persons that are permitted to sell Common Stock following such limitation shall be permitted to sell their Common Stock in proportion, as nearly as practicable, to the total number of shares held by such persons at the time of the filing of the registration statement and requested to be included in the registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the

Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Each Holder shall be solely responsible for discounts and selling commissions applicable to the sale of such Holder's Registrable Securities and the fees and expenses of Holder's counsel.

          9.3 REGISTRATION. Company shall insure that an effective registration statement on Form S-3 or otherwise remains effective for at least twenty four months from the date of conversion. The Company shall, within 90 days of the Closing Date hereof, file an amendment to the Form S-3 Registration to register the shares of Common Stock issuable upon conversion of Shares and/or exercise of the Series C Warrants.

          9.4 REGISTRATION COVENANTS. Whenever required under this Section 9 to effect the registration of any shares of Common Stock issuable upon conversion of Shares and/or exercise of the Series C Warrants ("Registrable Securities"), the Company shall, as expeditiously as reasonably possible:

          (i) Prepare and file with the SEC a registration statement or an amendment thereto with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 90 days and keep such registration statement effective for a period of not less than twenty four months from the date of conversion.

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (iii) Permit the Holder the right to review and comment as to information relating to Holder or the Registrable Securities included in the registration statement and furnish to the Holder such numbers of conformed copies of the registration statement and each amendment or supplement, including each prospectus and preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of


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

     Registrable Securities owned by Holder for so long as Holder desires to dispose of the securities covered by such registration statement (but not after Holder is free to sell such securities under the provisions of Rule 144(k) under the 1933 Act).

          (iv) Use its best efforts to register and qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service and process in any such states or jurisdictions.

          (v) Notify Holder of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (vi) Furnish, at the request of Holder, an opinion of counsel of the Company, dated the effective date or the closing date, as the case may be, of the registration statement, as to the due authorization and issuance of the securities being registered.

          (vii) Notify the Holder promptly after the Company shall have received notice thereof of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement and use its best efforts to obtain withdrawal if such stop order should be issued.

          9.5 HOLDER COVENANT. The Holder will furnish to the Company in connection with any registration under this Section 9 such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities held by Holder.


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

          9.6 INDEMNIFICATION. The Company shall indemnify, defend and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Section 9, any underwriter (as defined in the 1933 Act) for such Holder, and the directors, officers and controlling persons of such Holder or underwriter from and against any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which any of them may become subject under the 1933 Act or otherwise, arising from or relating to (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such person specifically for use in the preparation thereof. This indemnification will survive the transfer of the Shares.

          Each Holder of Registrable Securities included in a registration pursuant to the provisions of this Section 9 shall indemnify, defend, and hold harmless the Company, its directors, officers and controlling persons with respect to, any and all Liabilities to which any of them may become subject under the 1933 Act or otherwise, arising from or relating to (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such Holder for use in the preparation thereof. This indemnification shall survive the transfer of the Shares.

          Promptly after receipt by an indemnified party pursuant to the provisions of this Section 9.6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 9.6, promptly notify the indemnifying party of the commencement thereof; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from its indemnification obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there is conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to this Section 9.5 for any expense of counsel subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action. An indemnifying party shall not be responsible for amounts paid in settlement without its consent, provided that its consent may not be unreasonably withheld. Upon any settlement or entry of final judgment, the indemnifying part will promptly indemnify the indemnified party.


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

          9.7 REGISTRATION EXPENSES. With respect to the inclusion of Registrable Securities in a registration statement pursuant to this Section 9, all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; PROVIDED, HOWEVER, that any securityholders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions, if any. The fees, costs and expenses of registration to be borne by the Company as provided in this
Section 9.7 shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall, however, be borne by the respective selling securityholder.

          9.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Purchaser to have the Company register for resale Registrable Securities shall be automatically assignable by the Purchaser to any assignee or transferee, provided that such transfer shall have been made in accordance with the applicable requirements of this Agreement. Notwithstanding a transfer by Purchaser to a third party of a portion of the Shares, Purchaser shall retain its registration rights with respect to all Registrable Securities held by Purchaser. If any Shares are transferred by a third party to a subsequent transferee, such subsequent transferee shall have no registration rights with respect to any shares of common stock which may be issued upon conversion of such Shares.

          IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first written above.


                                   "The Company"
                                   SeraCare, Inc.
                                   A Delaware corporation

                                   By:
                                      -------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                         ----------------------

                                   Notice Address:

                                   1925 Century Park East, Suite 1970
                                   Los Angeles, California  90067

                                   "Purchaser"


                                   By:
                                      -------------------------
                                   Name:
                                        -----------------------
                                   Title:
                                         ----------------------

                                   Notice Address:





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